S  T  R  U  C  T  U  R  E  D    I  N  V  E  S  T  M  E  N  T  S

Client Strategy Guide: May 2009 Offerings

                                                        Free Writing Prospectus
                                                              Dated May 6, 2009
                                          Registration Statement No. 333-156423
                                                     Filed Pursuant to Rule 433

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: May 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3

Selected Features & Risk Disclosures ..... page 4

Structured Investments Spectrum at Morgan Stanley ..... page 5

Protect Principal Investments	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 6
	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 7
	Contingent Annual Income Certificates of Deposit based on a Basket of 20 U.S. Equities by HSBC Bank USA, N.A. ..... page 8
	90% Capital Protected Commodity-Linked Notes based on the DJ-AIG Commodity Index℠ by Morgan Stanley ..... page 9
	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley ..... page 10

Enhance Yield Investments*	17% to 21% RevCons℠ based on the iShares® MSCI Brazil Index℠ Fund (EWZ) by Eksportfinans ASA ..... page 11
	20.75 to 24.75% RevCons℠ based on the SPDR S&P Homebuilders ETF (XHB) by Eksportfinans ASA ..... page 12

Leverage Performance Investments*	Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 13
	Bull PLUS℠ based on the S&P 500® Index (SPX) by Eksportfinans ASA. ..... page 14
	Bear PLUS℠ based Inversely on the S&P 500® Index (SPX) by Morgan Stanley. ..... page 15
	Buffered PLUS℠ based on the iShares® MSCI EAFE Index℠ Fund (EFA) by Morgan Stanley. ..... page 16
	Bull PLUS℠ based on the iShares® FTSE / Xinhua China 25 Index (FXI) by Morgan Stanley. ..... page 17
	Buffered PLUS℠ based on the Price of Gold by Morgan Stanley ..... page 18

Selected Risks & Considerations ..... page 19

*Note: Enhance Yield Investments and Leverage Performance Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley through the date when the ticketing closes for each offering.
Morgan Stanley or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

o    For Registered Offerings Issued by Morgan Stanley:               Morgan Stanley's CIK on the SEC web site is 0000895421
o    For Registered Offerings Issued by Eksportfinans ASA             Eksportfinans's CIK on the SEC web site is 0000700978

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Financial
Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies or interest rates

o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 5

Structured Investments Spectrum at Morgan Stanley

Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance
Yield, Leverage Performance and Access.

Leverage Performance

Enhance Yield

Protect Principal

Access

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 6

Protect Principal Investments

Offering            Capital Protected Notes based on the S&P 500(R)Index (SPX)

--------------------------------------------------------------------------------
Strategy            Full principal protection at maturity, subject to issuer's
Overview            credit risk; investors may receive an additional payment
                    based on the performance of the underlying asset, subject to the maximum payment at maturity

                    May be appropriate for investors who have a moderately
                    bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal
--------------------------------------------------------------------------------
Risk                Principal protection is available only at maturity and is
Considerations      subject to issuer credit risk

                    Will yield no positive return if the underlying index does not appreciate

                    Does not provide for current income; no interest payments

                    Appreciation potential is limited by the maximum payment at maturity
--------------------------------------------------------------------------------
Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          S&P 500(R) Index (SPX)

Maturity Date                       May 20, 2014 (5 Years)

Principal Protection                100% at maturity, subject to issuer's credit
                                    risk

Participation Rate                  100%

Payment at Maturity                 The payment at maturity per $10 stated
                                    principal amount will equal:

                                    $10 + Supplemental Redemption Amount, if
                                    any, subject to the Maximum Payment at
                                    Maturity

                                    In no event will the payment at maturity be
                                    less than $10 or greater than the Maximum
                                    Payment at Maturity.

Supplemental Redemption Amount      $10 x Index Percent Change x Participation
                                    Rate; provided that the Supplemental
                                    Redemption Amount will not be less than $0.

Maximum Payment at Maturity         $16.00 to $17.00 per note (160% to 170% of
                                    the stated principal amount), to be
                                    determined on the pricing date

Index Percent Change                (Final Index Value - Initial Index Value) /
                                    Initial Index Value

Coupon                              None

Listing                             The notes will not be listed on any
                                    securities exchange.

Issue Price                         $10 per Note

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 7

Protect Principal Investments

Offering            Protected Absolute Return Barrier Notes based on the S&P
                    500(R) Index (SPX)

--------------------------------------------------------------------------------
Strategy            A market neutral strategy providing positive returns within
Overview            a predetermined band with full principal protection at
                    maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way will trade, but hold the view it will trade within a specified
                    range
--------------------------------------------------------------------------------
Risk                Principal protection is available only at maturity and is
Consideration       subject to the issuer's credit risk

                    Will yield no positive return if at any time, on any day,
                    the underlying asset trades outside a predetermined band

                    The specified range is wider on the upside than on the
                    downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates
                    than if the underlying index depreciates

                    Because the lower limit of the specified range is smaller
                    than the upper limit, a decline in the index may be more
                    likely to move the index outside of the index range

                    Does not provide for current income; no interest payments

                    Appreciation potential is limited to the maximum potential return
--------------------------------------------------------------------------------
Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range at all times during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          S&P 500(R) Index (SPX)

Maturity Date                       May 20, 2011 (2 Years)

Principal Protection                100% at maturity, subject to issuer's credit
                                    risk

Participation Rate                  100% of the absolute value of any
                                    appreciation or depreciation of the
                                    underlying index, as long as the index never
                                    trades above or below the index range

Index Range                         Any value of the Index that is:
                                    greater than or equal to   , which is the
                                    Initial Index Value x 67.5% to 72.5%; and

                                    less than or equal to   , which is the
                                    Initial Index Value x 142% to 147%

maturity Redemption Amount          $10 plus Supplemental Redemption Amount (if
                                    any)

Supplemental Redemption Amount      If at all times during the observation
                                    period the index value is within the index
                                    range: $10 times the absolute index return;
                                    or

                                    If at any time on any day during the
                                    observation period the index value is
                                    outside the index range: $0

Maximum Potential Return            If the Final Index Value increases from
                                    the Initial Index Value: $14.20 to $14.70
                                    per note (142% to 147% of the stated
                                    principal amount); or

                                    If the Final Index Value decreases from
                                    the Initial Index Value: $12.75 to $13.25
                                    per note (127.5% to 132.5% of the stated
                                    principal amount)

Observation Period                  The period of regular trading hours on each
                                    index business day on which there is no
                                    market disruption event with respect to the
                                    Index, beginning on, and including, the
                                    index business day following the pricing
                                    date and ending on, and including, the
                                    valuation date.

Valuation Date                      May 17, 2011, subject to postponement for
                                    non-index business days and certain market
                                    disruption events.

Absolute Index Return               Absolute value of (Final Index Value -
                                    Initial Index Value) / Initial Index Value

Coupon                              None

Listing                             The notes will not be listed on any
                                    securities exchange.

Issue Price                         $10 per Note

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 8

Protect Principal Investments

Offering            Contingent Annual Income Certificates of Deposit based on a
                    Basket of 20 U.S. Equities

--------------------------------------------------------------------------------
Strategy            Full principal protection, at maturity, subject to
Overview            applicable FDIC Insurance limits and the issuer's credit
                    risk

                    May be appropriate for long-term investors who desire
                    principal protection at maturity, but also seek exposure to a broad based basket of equities
--------------------------------------------------------------------------------
Risk                Principal protection is available only at maturity and is
Considerations      subject to applicable FDIC insurance limits and the issuer's credit risk

                    Appreciation potential for the performance of each reference issuer is limited by the maximum coupon rate

                    Any positive reference security performance by some
                    reference issuers may be partially or wholly offset by the negative reference security performance of other reference issuers

                    Contingent annual coupon is variable and may be zero in some or all periods
--------------------------------------------------------------------------------
The Contingent Annual Income CDs provide exposure to potential price appreciation of a basket of twenty publicly traded securities and if held to maturity 100% principal protection. The CDs offer an opportunity to receive an annual coupon based upon any positive reference security performances.
--------------------------------------------------------------------------------
Issuer                              HSBC Bank USA, N.A

Underlying Reference Basket
(Equally weighted at 5.00%)

Reference Issuer           Ticker Sector                   Reference Issuer                      Ticker Industry
---------------------------------------------------------------------------------------------------------------------------
McDonald's Corporation      MCD   Consumer Discretionary   3M Company                             MMM   Industrials
---------------------------------------------------------------------------------------------------------------------------
The Walt Disney Company     DIS   Consumer Discretionary   The Boeing Company                     BA    Industrials
---------------------------------------------------------------------------------------------------------------------------
Kraft Foods Inc. - Class A  KFT   Consumer Staples         International Business Machines Corp.  IBM   IT Broad Base
---------------------------------------------------------------------------------------------------------------------------
Wal-Mart Stores, Inc.       WMT   Consumer Staples         Microsoft  Corporation                 MSFT  IT Broad Base
---------------------------------------------------------------------------------------------------------------------------
Chevron Corporation         CVX   Energy                   Monsanto Company                       MON   Materials
---------------------------------------------------------------------------------------------------------------------------
Exxon Mobil Corporation     XOM   Energy                   Nucor Corporation                      NUE   Materials
---------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase & Co.        JPM   Financials               Verizon Communications Inc.            VZ    Telecommunications
---------------------------------------------------------------------------------------------------------------------------
Wells Fargo & Company       WFC   Financials               AT&T Inc.                              T     Telecommunications
---------------------------------------------------------------------------------------------------------------------------
Abbott Laboratories         ABT   Healthcare               Entergy Corp.                          ETR   Utilities
---------------------------------------------------------------------------------------------------------------------------
Johnson & Johnson           JNJ   Healthcare               FPL Group, Inc.                        FPL   Utilities
---------------------------------------------------------------------------------------------------------------------------

Maturity Date                       May 29, 2015

Redemption Proceeds at Maturity     Principal Amount + any Coupon due on the
                                    Maturity Date

Coupon Payment Amount               The Principal Amount  x  the Coupon Rate

Coupon Rate                         The Coupon Rate on each Coupon Payment Date
                                    will be variable and will be equal to the
                                    greater of:
                                    a) the sum of, for each Reference Security,
                                    the product of the Reference Security
                                    Performance and the related Reference
                                    Security Weighting and b) zero

Reference Security Performance      For each Reference Security and with respect
                                    to each Coupon Valuation Date, the lesser
                                    of:
                                    (A) quotient of (1) the Final Share Price -
                                    the Initial Share Price, divided by (2) the
                                    Initial Share Price, and (B) the Maximum
                                    Coupon Rate. The Reference Security
                                    Performance of a Reference Issuer may be
                                    negative as well as positive.

Maximum Coupon Rate                 [10% - 15%] (per Reference Security, to be
                                    determined on the Pricing Date)

Coupon Valuation Dates              May 25, 2010, May 25, 2011, May 25, 2012,
                                    May 28, 2013, May 27, 2014 and May 26, 2015.

Coupon Payment Dates                May 28, 2010, May 31, 2011, May 31, 2012,
                                    May 31, 2013, May 30, 2014 and May 29, 2015.

Issue Price                         $1,000 per CD

FDIC Insurance                      The Deposit Amount of a CD is insured by the
                                    FDIC, subject to applicable FDIC insurance
                                    limits. The FDIC takes the position that the
                                    Coupon Rate is generally not covered by its
                                    insurance.

Expecting Pricing Date(1)           This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                 Page 9

Protect Principal Investments

Offering            90% Capital Protected Commodity-Linked Notes based on the
                    DJ-AIG Commodity Index(SM)

--------------------------------------------------------------------------------
Strategy            90% principal protection at maturity, subject to issuer's
Overview            credit risk; investors may receive an additional payment
                    based on the performance of the underlying commodity index, subject to the maximum payment at maturity

                    May be appropriate for investors who have a moderately
                    bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal
--------------------------------------------------------------------------------
Risk                90% principal protection is available only at maturity and
Considerations      is subject to issuer credit risk

                    Will yield no positive return if the underlying commodity
                    index does not appreciate

                    Exposure concentrated in physical commodities

                    Does not provide for current income; no interest payments

                    Appreciation potential is limited to the maximum payment at maturity
--------------------------------------------------------------------------------
90% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated
principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity.
Instead, the payment at maturity will be greater than the $1,000 stated
principal amount per note if the final index value is greater than the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is less than the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan
Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          Dow Jones-AIG Commodity Index(SM)

Maturity Date                       May 29, 2012 (3 Years)

Principal Protection                90% at maturity, subject to issuer's credit
                                    risk

Participation Rate                  100%

Payment at Maturity                 If the Final Index Value is greater than the
                                    Initial Index Value,

                                      $1,000 + Supplemental Redemption Amount

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Index Value is less than or
                                    equal to the Initial Index Value,

                                      $1,000 x (Final Index Value / Initial
                                      Index Value)

                                    This amount will be less than the stated
                                    principal amount of $1,000 unless the Final
                                    Index Value equals the Initial Index Value.
                                    However, under no circumstances will the
                                    payment at maturity be less than the Minimum
                                    Payment at Maturity of $900 per note.

Supplemental Redemption Amount      $1,000 x Participation Rate x Commodity
                                    Percent Change; provided that the
                                    Supplemental Redemption will not be less
                                    than zero and will not be Amount more than
                                    $700 to $750, as determined on the pricing
                                    date.

Maximum Payment at Maturity         $1,700 to $1,750 (170% to 175% of the stated
                                    principal amount). The Maximum Payment at
                                    Maturity will be determined on the pricing
                                    date.

Minimum Payment at Maturity         $900 per note (90% of the stated principal
                                    amount)

Commodity Percent Change            (Final Index Value - Initial Index Value) /
                                    Initial Index Value

Coupon                              None

Listing                             The notes will not be listed on any
                                    securities exchange.

Issue Price                         $1,000 per Note

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Morgan Stanley

Client Strategy Guide: May 2009 Offerings Page 10

Protect Principal Investments

Offering ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Basket	The Basket will be composed of 70% equally- weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:

70% Developed Market Currencies	Weighting	30% Emerging Markets Currencies	Weighting
Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
Eurozone euro ("EUR")	11.6667%		
Japanese yen ("JPY")	11.6667%		
Swiss franc ("CHF")	11.6667%		

Maturity Date	May 29, 2012 (3 Years)
Principal Protection	100%, subject to issuer's credit risk
Participation Rate	160% to 180%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the currency performance values of each of the basket currencies
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1*Under the terms of the note, a* ***positive*** *currency performance means the basket currency has* ***appreciated*** *relative to the U.S. dollar, while a* ***negative*** *currency performance means the basket currency has* ***depreciated*** *relative to the U.S. dollar.*
Currency Performance Value	Currency Performance x Weighting
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per Note
Expected Pricing Date	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2009

Client Strategy Guide: May 2009 Offerings                                Page 11

Enhance Yield Investments

Offerings           17% to 21% RevCons(SM) based on the iShares(R) MSCI Brazil
                    Index(SM) Fund (EWZ)

--------------------------------------------------------------------------------
Strategy            Relatively short-term yield enhancement strategy that offers
Overview            above-market, fixed monthly coupons in exchange for no
                    appreciation potential on the underlying shares and full
                    downside exposure to the underlying shares

                    RevCons offer limited protection against a decline in the
                    price of the underlying shares at maturity, but only if the underlying asset does not close at or below a predetermined trigger level on any trading day during the investment term

                    Monthly coupon is paid regardless of the underlying shares'
                    performance
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying shares if the
                    underlying shares close at or below the knock-in level on
                    any day during the investment term

                    No participation in any appreciation of the underlying
                    shares

                    If the underlying shares close at or below the specified
                    knock-in level on any day during the investment term and
                    close below the initial share price at maturity, the RevCons will redeem for underlying shares or the equivalent cash
                    value, which will be less than the initial investment
--------------------------------------------------------------------------------
Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange-traded fund at maturity if the closing price per share of the underlying exchange-traded fund trades at or below the knock-in level on any trading day up to and including the determination date and the closing price per share of the underlying exchange-traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if shares of the underlying exchange-traded fund never trade at or below the knock-in level, the RevCons will return the stated principal amount at maturity.
The coupon is paid regardless of the performance of the underlying exchange-traded fund. RevCons are not principal protected. All payments on the
RevCons are subject to the credit risk of Eksportfinans ASA.
--------------------------------------------------------------------------------
Issuer                              Eksportfinans ASA

Underlying                          Shares of the iShares(R) MSCI Brazil
                                    Index(SM) Fund (EWZ)

Maturity                            November 13, 2009 (6 Months)

Payment at Maturity                 Either (i) the stated principal amount of
                                    $1,000 or (ii) if the closing price of the
                                    underlying shares on the determination date
                                    is less than the Initial Share Price and the
                                    closing price of the underlying shares has
                                    declined to or below the specified Knock-In
                                    Level on any trading day up to and including
                                    the determination date, (x) a number of
                                    underlying shares equal to the Share
                                    Redemption Amount or (y) at the issuer's
                                    option, the cash value of those shares as of
                                    the determination date

Determination Date                  November 10, 2009

Monthly Coupon                      17% to 21% per annum, payable monthly
                                    beginning June 13, 2009. The actual interest
                                    rate will be determined on the pricing date.

Knock-In Level                      70% of the Initial Share Price

Share Redemption Amount             The stated principal amount divided by the
                                    Initial Share Price, subject to adjustment
                                    for corporate events.

Issue Price                         $1,000 per RevCons

Listing                             The RevCons will not be listed on any
                                    securities exchange.

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Friday - May 8, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 12

Enhanced Yield Investments

Offering            20.75% to 24.75% RevCons(SM) based on the SPDR S&P
                    Homebuilders ETF (XHB)

--------------------------------------------------------------------------------
Strategy            Relatively short-term yield enhancement strategy that offers
Overview            above-market, fixed monthly coupons in exchange for no
                    appreciation potential on the underlying shares and full
                    downside exposure to the underlying shares

                    RevCons offer limited protection against a decline in the
                    price of the underlying shares at maturity, but only if the underlying asset does not close at or below a predetermined trigger level on any trading day during the investment term

                    Monthly coupon is paid regardless of the underlying shares'
                    performance
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying shares if the
                    underlying shares close at or below the knock-in level on
                    any day during the investment term

                    No participation in any appreciation of the underlying
                    shares

                    If the underlying shares close at or below the specified
                    knock-in level on any day during the investment term and
                    close below the initial share price at maturity, the RevCons will redeem for underlying shares or the equivalent cash
                    value, which will be less than the initial investment
--------------------------------------------------------------------------------
Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange-traded fund at maturity if the closing price per share of the underlying exchange-traded fund trades at or below the knock-in level on any trading day up to and including the determination date and the closing price per share of the underlying exchange-traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if shares of the underlying exchange-traded fund never trade at or below the knock-in level, the RevCons will return the stated principal amount at maturity.
The coupon is paid regardless of the performance of the underlying exchange-traded fund. RevCons are not principal protected. All payments on the
RevCons are subject to the credit risk of Eksportfinans ASA.
--------------------------------------------------------------------------------
Issuer                              Eksportfinans ASA

Underlying                          Shares of SPDR S&P Homebuilders ETF (XHB)

Maturity                            November 13, 2009 (6 Months)

Payment at Maturity                 Either (i) the stated principal amount of
                                    $1,000 or (ii) if the closing price of the
                                    underlying shares on the determination date
                                    is less than the Initial Share Price and the
                                    closing price of the underlying shares has
                                    declined to or below the specified Knock-In
                                    Level on any trading day up to and including
                                    the determination date, (x) a number of
                                    underlying shares equal to the Share
                                    Redemption Amount or (y) at the issuer's
                                    option, the cash value of those shares as of
                                    the determination date.

Determination Date                  November 10, 2009

Monthly Coupon                      20.75% to 24.75% per annum, payable monthly
                                    beginning June 13, 2009. The actual interest
                                    rate will be determined on the pricing date.

Knock-In Level                      70% of the Initial Share Price

Share Redemption Amount             The stated principal amount divided by the
                                    Initial Share Price, subject to adjustment
                                    for corporate events.

Issue Price                         $1,000 per RevCons

Listing                             The RevCons will not be listed on any
                                    securities exchange.

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Friday - May 8, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 13

Leverage Performance Investments

Offering            Buffered PLUS(SM) based on the S&P 500(R) Index (SPX)

--------------------------------------------------------------------------------
Strategy            Leveraged exposure to an underlying asset up to a cap, with
Overview            full downside exposure to the extent losses exceed the
                    buffer amount at maturity

                    May be appropriate for investors who anticipate moderate
                    price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against
                    depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying index beyond the
                    buffer amount

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          S&P 500(R) Index (SPX)

Maturity Date                       May 20, 2011 (2 Years)

Leverage Factor                     200%

Buffer Amount                       10%

Payment at Maturity                 If the Final Index Value is greater than
                                    the Initial Index Value:

                                    $10 + the Leveraged Upside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Index Value is less than or
                                    equal to the Initial Index Value but has
                                    decreased from the Initial Index Value by an
                                    amount less than or equal to the Buffer
                                    Amount of 10%:

                                    $10

                                    If the Final Index Value is less than the
                                    Initial Index Value and has decreased from
                                    the Initial Index Value by an amount greater
                                    than the Buffer Amount of 10%:

                                    ($10 x the Index Performance Factor) + $1.00

                                    This amount will be less than par. However,
                                    under no circumstances will the payment at
                                    maturity be less than $1.00 per Buffered
                                    PLUS.

Leveraged Upside Payment            $10 x Leverage Factor x Index Percent
                                    Increase

Index Percent Increase              (Final Index Value - Initial Index Value) /
                                    Initial Index Value

maximum Payment at Maturity         $14.45 to $14.95 per Buffered PLUS (144.5%
                                    to 149.5% of the stated principal amount),
                                    to be determined on the pricing date

Minimum Payment at Maturity         $1.00 per Buffered PLUS (10% of the stated
                                    principal amount)

Index Performance Factor            Final Index Value / Initial Index Value

Issue Price                         $10 per Buffered PLUS

Listing                             The Buffered PLUS will not be listed on any
                                    securities exchange.

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 14

Leverage Performance Investments

Offering            Bull PLUS(SM) based on the S&P 500(R) Index (SPX)

--------------------------------------------------------------------------------
Strategy            Leveraged upside exposure within a range of price
Overview            performance and the same downside risk as a direct
                    investment with 1-for-1 downside exposure

                    May be appropriate for investors anticipating moderate
                    appreciation on the S&P 500(R) Index and seeking enhanced
                    returns within a range of index performance, in exchange for a cap on the maximum payment at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the S&P 500(R) Index

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Eksportfinans ASA and all payments on the PLUS are subject to the credit risk of Eksportfinans ASA.
--------------------------------------------------------------------------------
Issuer                              Eksportfinans ASA

Underlying                          S&P 500(R) Index (SPX)

Maturity Date                       June 21, 2010 (13 Months)

Leverage Factor                     300%

Leveraged Upside Payment            $10 x Leverage Factor x Index Percent
                                    Increase

Index Percentage Increase           (Final Index Value - Initial Index Value) /
                                    Initial Index Value

Maximum Payment at Maturity         $12.72 to $13.22 per PLUS (127.2% to 132.2%
                                    of the stated principal amount), to be
                                    determined on the pricing date

Payment at Maturity                 If the Final Index Value is greater than the
                                    Initial Index Value:

                                    $10 + Leveraged Upside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Index Value is less than or
                                    equal to the Initial Index Value:

                                    $10 x Index Performance Factor

                                    This amount will be less than or equal to
                                    the stated principal amount of $10.

Index Performance Factor            Final Index Value / Initial Index Value

Listing                             The PLUS will not be listed on any
                                    securities exchange.

Issue Price                         $10 per PLUS

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 15

Leverage Performance Investments

Offering            Bear PLUS(SM) based Inversely on the S&P 500(R) Index (SPX)

--------------------------------------------------------------------------------
Strategy            Leveraged short exposure to an underlying asset within a
Overview            range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if
                    the underlying asset increases in value

                    May be appropriate for investors anticipating moderate price depreciation on the S&P 500(R) Index and seeking enhanced
                    returns for a certain range of negative price performance, in exchange for a cap on payment at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Potential loss of up to 80% of your investment if the S&P
                    500(R) Index increases in value

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear
Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          S&P 500(R) Index (SPX)

Maturity Date                       November 20, 2009 (6 Months)

Leverage Factor                     300%

Maximum Payment at Maturity         $11.25 to $11.65 per Bear PLUS (112.5% to
                                    116.5% of the stated principal amount), to
                                    be determined on the pricing date

Payment at Maturity                 If the Final Index Value is less than the
                                    Initial Index Value:

                                    $10 + Enhanced Downside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Index Value is greater than or
                                    equal to the Initial Index Value:

                                    $10 - Upside Reduction Amount

                                    In no event will the payment at maturity be
                                    less than the Minimum Payment at Maturity.

Enhanced Downside Payment           $10 x Leverage Factor x Index Percent
                                    Decrease

Upside Reduction Amount             $10 x Index Percent Increase

Index Percent Decrease              (Initial Index Value - Final Index Value) /
                                    Initial Index Value

Index Percent Increase              (Final Index Value - Initial Index Value) /
                                    Initial Index Value

Minimum Payment at Maturity         $2.00 per Bear PLUS (20% of the stated
                                    principal amount)

Listing                             The Bear PLUS will not be listed on any
                                    securities exchange.

Issue Price                         $10 per Bear PLUS

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 16

Leverage Performance Investments

Offering            Buffered PLUS(SM) based on the iShares(R) MSCI EAFE Index
                    Fund (EFA)

--------------------------------------------------------------------------------
Strategy            Leveraged exposure to an underlying asset up to a cap, with
Overview            full downside exposure to the extent losses exceed the
                    buffer amount at maturity

                    May be appropriate for investors who anticipate moderate
                    price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against
                    depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying index beyond the
                    buffer amount

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          iShares(R) MSCI EAFE Index Fund (EFA)

Maturity Date                       May 20, 2011 (2 Years)

Leverage Factor                     200%

Buffer Amount                       10%

Payment at Maturity                 If the Final Share Price is greater than the
                                    Initial Share Price:

                                    $10 + the Leveraged Upside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Share Price is less than or
                                    equal to the Initial Share Price but has
                                    decreased from the Initial Share Price by an
                                    amount less than or equal to the Buffer
                                    Amount of 10%:

                                    $10

                                    If the Final Share Price is less than the
                                    Initial Share Price and has decreased from
                                    the Initial Share Price by an amount greater
                                    than the Buffer Amount of 10%:

                                    ($10 x the Index Performance Factor) + $1.00

                                    This amount will be less than par. However,
                                    under no circumstances will the payment at
                                    maturity be less than $1.00 per Buffered
                                    PLUS.

Leveraged Upside Payment            $10 x Leverage Factor x Index Percent
                                    Increase

Share Percent Increase              (Final Share Price - Initial Share Price) /
                                    Initial Share Price

Maximum Payment at Maturity         $15.40 to $15.90 per Buffered PLUS (154% to
                                    159% of the stated principal amount), to be
                                    determined on the pricing date

Minimum Payment at Maturity         $1.00 per Buffered PLUS (10% of the stated
                                    principal amount)

Share Performance Factor            Final Share Price / Initial Share Price

Issue Price                         $10 per Buffered PLUS

Listing                             The Buffered PLUS will not be listed on any
                                    securities exchange.

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 17

Leverage Performance Investments

Offering            Bull PLUS(SM) based on the iShares(R) FTSE / Xinhua China 25
                    Index Fund (FXI)

--------------------------------------------------------------------------------
Strategy            Leveraged upside exposure within a range of price
Overview            performance and the same downside risk as a direct
                    investment with 1-for-1 downside exposure

                    May be appropriate for investors anticipating moderate
                    appreciation on the iShares(R) FTSE / Xinhua China 25 Index and seeking enhanced returns within a range of index
                    performance, in exchange for a cap on the maximum payment at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the iShares(R) FTSE / Xinhua China
                    25 Index

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the
PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          iShares(R) FTSE / Xinhua China 25 Index Fund
                                    (FXI)

Maturity Date                       June 21, 2010 (13 Months)

Leverage Factor                     300%

Leveraged Upside Payment            $10 x Leverage Factor x Share Percent
                                    Increase

Share Percent Increase              (Final Share Price - Initial Share Price) /
                                    Initial Share Price

Maximum Payment at Maturity         $14.10 to $14.60 (141% to 146% of the stated
                                    principal amount), to be determined on the
                                    pricing date

Payment at Maturity                 If the Final Share Price is greater than the
                                    Initial Share Price:

                                    $10 + Leveraged Upside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Share Price is less than or
                                    equal to the Initial Share Price:

                                    $10 x Index Performance Factor

                                    This amount will be less than or equal to
                                    the stated principal amount of $10.

Share Performance Factor            Final Share Price / Initial Share Price

Listing                             The PLUS will not be listed on any
                                    securities exchange.

Issue Price                         $10 per PLUS

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 18

Leverage Performance Investments

Offering            Buffered PLUS(SM) based on the Price of Gold

--------------------------------------------------------------------------------
Strategy            Leveraged exposure to an underlying asset up to a cap, with
Overview            full downside exposure, to the extent losses exceed the
                    buffer amount at maturity.

                    May be appropriate for investors who anticipate moderate
                    price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against
                    depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying index beyond the
                    buffer amount

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured debt obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                              Morgan Stanley

Underlying                          Price of Gold

Maturity Date                       May 31, 2011 (2 Years)

Leverage Factor                     200%

Buffer Amount                       10%

Payment at Maturity                 If the Final Gold Price is greater than the
                                    Initial Gold Price:

                                    $1,000 + the Leveraged Upside Payment

                                    In no event will the payment at maturity
                                    exceed the Maximum Payment at Maturity.

                                    If the Final Gold Price is less than or
                                    equal to the Initial Gold Price but has
                                    decreased from the Initial Gold Price by an
                                    amount less than or equal to the Buffer
                                    Amount of 10%:

                                    $1,000

                                    If the Final Gold Price is less than the
                                    Initial Gold Price and has decreased from
                                    the Initial Gold Price by an amount greater
                                    than the Buffer Amount of 10%:

                                    ($1,000 x the Index Performance Factor) +
                                    $100

                                    This amount will be less than par. However,
                                    under no circumstances will the payment at
                                    maturity be less than $100 per Buffered
                                    PLUS.

Leveraged Upside Payment            $1,000 x Leverage Factor x Index Percent
                                    Increase

Gold Percent Increase               (Final Gold Price - Initial Gold Price) /
                                    Initial Gold Price

Maximum Payment at Maturity         $1,400 to $1,450 per Buffered PLUS (140% to
                                    145% of the stated principal amount), to be
                                    determined on the pricing date

Minimum Payment at Maturity         $100 per Buffered PLUS (10% of the stated
                                    principal amount)

Gold Performance Factor             Final Gold Price / Initial Gold Price

Issue Price                         $1,000 per Buffered PLUS

Listing                             The Buffered PLUS will not be listed on any
                                    securities exchange.

Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Thursday - May 21, 2009
--------------------------------------------------------------------------------
1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
  Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
  Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 19

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 20

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest

The applicable issuer, its affiliates and/or Morgan Stanley may be market participants. The applicable issuer, one or more of its affiliates or Morgan
Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific
Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or
Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked
CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2009

Client Strategy Guide: May 2009 Offerings                                Page 21

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)" and "Select Sector SPDR(R)" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by
S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial Average(SM)", are service marks of Dow
Jones & Company, Inc. and have been licensed for use for certain purposes by
Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "AIG(R)" "Dow Jones-AIG Commodity Index(SM)" and "DJ-AIGCI(SM)" are
service marks of Dow Jones & Company, Inc. and American International Group, and
have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-AIG Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2009